IINVESCO LEISURE FUND                                              SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 3/31/2010
FILE NUMBER :      811-3826
SERIES NO.:        4

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $   847

        2 Dividends for a second class of open-end company shares (000's
          Omitted)
          Class B               $    36
          Class C               $    52
          Class R               $    11
          Class Y               $    23
          Investor Class        $ 4,374

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                0.4405

        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B                0.1031
          Class C                0.1031
          Class R                0.3295
          Class Y                0.4844
          Investor Class         0.4405

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                 1,882

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                   313
          Class C                   481
          Class R                    37
          Class Y                    79
          Investor Class          9,574

74V.    1 Net asset value per share (to nearest cent)
          Class A               $ 31.19

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $ 30.06
          Class C               $ 29.03
          Class R               $ 31.08
          Class Y               $ 31.19
          Investor Class        $ 31.11